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                                                                   EXHIBIT 10.19

                           PROGRAM LICENSE AGREEMENT

                            Dated As Of May 12, 1998

     This Program License Agreement shall serve to confirm the agreement between Hallmark Entertainment Distribution Company ("HEDC") and H&H Programming - Asia, LLC ("Licensee") in connection with Licensee acquiring from HEDC certain exhibition rights to various HEDC product as follows:

     1. Licensed Product. Licensee agrees to license from HEDC and HEDC agrees to license to Licensee each program set forth in Schedule "A" hereto (each, a "Picture") for exhibition on The Kermit Channel television service (the "Service") in the Territory. HEDC shall be responsible for dubbing and/or subtitling each Picture, as appropriate, in the language(s) in which the Service will be telecast in the Territory.

     2. Territory. The licensed territory shall consist, on any given date of the "Territory" as defined in the Operating Agreement dated as of the date hereof between The Jim Henson Company and Hallmark Entertainment Network,
Inc. relating to the Licensee.

     3. Licensed Exhibitions. Licensee will license each Picture for broadcast on the Service for three windows in the Territory as set forth below and Licensee shall be entitled to its customary number of telecasts during each window. HEDC shall not license any television rights (standard or nonstandard) for any Picture to any third party during Licensee's three windows for such Picture. Licensee shall have the exclusive standard and nonstandard television rights during each of its three windows. Additionally, Licensee shall be permitted to utilize and exhibit excerpts of up to 3 minutes in length from any Picture to advertise and promote the Pictures and The Kermit Channel.

          (a)  With respect to each Picture, the first transmission window,
               (the "First Window") shall commence upon the date such Picture is available in the Territory as set forth on Schedule "A" hereto (the "Availability Date") and shall expire 18 months after Licensee's initial transmission of such Picture in the
               Territory, provided, however, that such initial transmission shall occur or be deemed to have occurred prior to the one year anniversary of Availability Date (the "First Window Expiration Date"). Following the First Window Expiration Date, HEDC shall have the right to license such Picture to a third party provided that such third party license is effective within 12 months after the First Window Expiration Date and expires within such length of time as is customary in such media and territory. The date of such expiration shall be the "Second Availability Date." If HEDC does not enter into such third party license agreement prior to the one year anniversary of the First Window Expiration Date, then the Second Availability Date shall be two years after the First Window Expiration Date or such earlier date as either party, at its sole election, stipulates.
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           (b) The Second Window shall commence upon the Second Availability
               Date and shall expire 18 months thereafter (the "Second Window Expiration Date"). Following the Second Window Expiration Date, HEDC shall have the right to license such Picture to a third party thereafter, provided that such third party license is effective within 12 months after the Second Window Expiration Date and expires within such length of time as is customary in such media and territory. The date of such expiration shall be the "Third Availability Date." If HEDC does not enter into such third party license agreement prior to the one year anniversary of the Second Window Expiration Date, then the Third Availability Date shall be two years after the expiration of the Second Window Expiration Date, or such earlier date as either party, at its sole election stipulates.

          (c) The Third Window shall commence upon the Third Availability Date and shall expire 18 months thereafter.

     4. License Fees. For and in consideration of the rights and licenses granted to Licensee hereunder, Licensee shall pay to HEDC such License Fees, on a Picture-by-Picture basis, as are specifically set forth in Schedule "B". The License Fee shall constitute payment for one window and therefore shall be payable for each of the three windows. The License Fee for each window shall be payable in six equal installments; one installment payable at the end of each of six consecutive calendar quarters commencing with the calendar quarter during which the respective window commences. The amounts of such License Fees shall remain in effect until December 31, 1999. Commencing January 1, 2000, the amounts of such License Fees shall increase by 5% per year on a cumulative basis and such increase shall apply to any and all windows commencing after such increase.

     5. Other Product. Licensee shall have a right of first negotiation with respect to acquiring for broadcast on the Service any television product which is not covered by this Agreement for which HEDC, Hallmark Entertainment, Inc. or any subsidiary of Hallmark Entertainment, Inc. controls the rights in the Territory during the Term, whether produced prior to or after the date of this Agreement, subject to those existing output distribution arrangements identified on Schedule "C" attached hereto.

     6. Standard Terms & Conditions. The Standard Terms and Conditions attached hereto as Exhibit I are incorporated by reference and shall constitute firm and binding terms and conditions of the Agreement as if recited herein.
In the event of any inconsistency between such Standard Terms and Conditions and those set forth above, the latter shall prevail.

     In Witness Whereof, the parties hereto have executed this agreement as of the date set forth above.

HALLMARK ENTERTAINMENT                       H & H PROGRAMMING-ASIA, LLC
DISTRIBUTION COMPANY

By    /s/ WILLIAM J. ALIBER                  By      /s/ CHARLES A. RIVKIN
  ----------------------------                  ------------------------------

Title       VP                               Title   President & COO
     -------------------------                    ----------------------------


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                                   EXHIBIT I

                         STANDARD TERMS AND CONDITIONS

     1. DELIVERY OF PRINTS.

       (a) Licensor will deliver or cause to be delivered to Licensee ( ) type _______ videotape of each Picture licensed by this Agreement (hereinafter collectively called "prints" and individually called "print"). Delivery of each print to Licensee or to Licensee's agent shall be deemed to be delivery by Licensor to Licensee hereunder. All costs and charges in connection with such delivery, including without limitation shipping charges and insurances thereon shall be borne by Licensee.

       (b) Licensee agrees to give Licensor not less than sixty (60) days prior written notice of the scheduled date of each telecast. Licensee shall notify Licensor by telegram within seventy-two (72) hours after such receipts if such print is physically defective for television broadcasting by customary industry standards. In the event any print has not reached its destination at least fifteen (15) days in advance of the date of scheduled telecast thereof, Licensee shall notify Licensor by telegram of telefax. If Licensee so notifies Licensor with respect to any such physical defect of failure of delivery, as aforesaid, and Licensor does not deliver to Licensee a replacement print of the same picture (or another picture of comparable quality) in time for the scheduled telecast, such telecast shall be deemed eliminated and the picture withdrawn, as provided in subparagraph (b) of paragraph 11 of this Agreement. Failure of Licensee to give Licensor such notice as aforesaid shall be deemed Licensee's irrevocable acknowledgement that such print has been received and is satisfactory in all respects.

     2. RETURN OF PRINTS. Licensee agrees to return to Licensor, prepaid, within forty-eight (48) hours after the last licensed telecast of each picture, the print (which includes the container thereof), in the same form and condition as delivered by Licensor, ordinary wear and tear from proper use excepted. Such print shall be returned to Licensor (along with any other material furnished by Licensor) as specified in Schedule "A" hereto, or to any other party, or places as Licensor may from time to time designate. Additionally, Licensee agrees to return to Licensor, prepaid, all other material that may have been furnished by Licensor, within one (1) week following completion of the use of such material by Licensee, but in no event later than after the last licensed telecast. If any prints are lost, stolen, destroyed or damaged, Licensee shall pay Licensor the cost of replacement thereof, within seven (7) days after billing by Licensor. Such payment shall not be construed to transfer to Licensee any right, title or interest in or to said prints. Licensor may request that Licensee have the prints destroyed and in such event Licensee agrees to do so, and to furnish Licensor with Certificates of Destruction.

     3. ALTERATION OF PRINTS. Licensee shall telecast each picture as delivered, in its entirety and Licensee agrees not to cut, change, alter, modify or add to the prints of the pictures, or any of them, without Licensor's prior written consent. However, Licensee may insert commercial material and make such minor cuts as are necessary to conform to time segment requirements but under no circumstances shall Licensee delete or reposition the copyright notice or the credits and billings incorporated in the pictures as delivered by Licensor. In no event may

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any such insertions of commercial material or minor cuts to conform to time segment requirements adversely affect the artistic or pictorial quality of the picture or interfere with its continuity.

     4.   USE OF PRINTS

          (a) Licensee shall telecast said pictures only from the originating transmitter(s) and antenna of the station(s) specified herein, or, if none is specified, to transmitters within the Territory. Licensee shall not, make, authorize or permit any telecast hereof to be amplified, re-transmitted or relayed on the same or on any other frequency by any translator or booster station, community antenna system, or any other device or method not specifically authorized herein.

          (b) Licensor reserves the right to change the title of any picture(s) covered by this Agreement and to license to third parties film excerpts of up to five (5) minutes in length from any picture for television exhibition in any area at any time.

          (c) In the event Licensee does not telecast any picture hereunder the number of times permitted hereunder, the Licensee shall, nevertheless, pay Licensor the applicable licensing fee specified herein with respect thereto as if such picture had been telecast. The paragraph shall not apply, however, in the case of a telecast which has been eliminated and the picture withdrawn pursuant to subparagraph (b) of paragraph 11 of this Agreement.

          (d) Licensee shall not acquire any right, title or interest in or to any picture or print hereunder and shall not make, authorize or permit any use of the picture or print other than as specified herein. Additionally, Licensee shall not duplicate, reproduce or copy same in any manner or form whatsoever.

          (e) Licensee acknowledges that the title to the pictures and prints shall remain in Licensor and Licensee acknowledges that with respect to each picture and the literary, dramatic and music material included in each and upon which each is based, Licensor hereby expressly reserves any and all rights not herein specifically granted to Licensee, including, but without limitation thereof, all theatrical, non-theatrical and home video rights and all remake rights and sequel rights, and that such reserved rights may be exercised and exploited by Licensor concurrently with and during the term hereof, freely and without limitation or restriction.

     5. USE OF NAMES FOR ADVERTISING. Licensee warrants and agrees that (a) it will abide by and comply with the advertising and billing of each licensed picture in accordance with such advertising, billing instructions as Licensor may furnish Licensee, and that such advertising shall be made by Licensee so as not to constitute an express, implied, direct or indirect endorsement of any product, service or sponsor; (b) it will not advertise or announce in any manner or media any title changed by Licensor of any picture or pictures withdrawn by

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Licensor; (c) it will abide by and comply with the screen billing in the same form as it appears on the print of the picture or pictures; and (d) it will indemnify Licensor against all costs, damages, and expenses, including, but not limited to reasonable attorney's fees and expenses, incurred or caused to Licensor by reasons of any actual or alleged breach by Licensee of the provisions of this paragraph.

     6. FORCE MAJEURE. If Licensor shall fail to make timely delivery of any print or prints hereunder, by reason of any act of God, war, fire, flood, strike, labor dispute, public disaster, transportation or laboratory difficulties, order or decree of governmental agency or tribunal or another similar or dissimilar cause beyond the control of Licensor, such failure on the part of Licensor shall not be deemed to be a breach of this Agreement.

     7. PAYMENT. All payments by Licensee to Licensor herein shall be made in United States dollars by wire transfer as instructed by Licensor. Licensee shall obtain at its expense all necessary permits from governmental authorities to make all payments to Licensor required hereunder.

If any payment is prohibited to be made in the stipulated currency and a license for payment in the stipulated currency cannot be obtained, Licensor may demand payment in local currency at the rate of exchange in effect on the due date or on the date of actual payment, whichever results in the greater amount in local currency or terminate the agreement with respect to such territory. Licensee shall pay Licensor for any and all costs, including reasonable attorney's fees and expenses, incurred by Licensor in collecting any sums due under this Agreement.

     8. TAXES. Licensee shall pay and hold Licensor harmless from all taxes (excluding Licensor's income and franchise taxes), censorship charges or any other charges (including interest and penalties on such amounts), assessments and other fees now or hereafter imposed or based upon or resulting from the delivery, exhibition, possession or use hereunder to or by the Licensee of the prints and pictures, in whole or in part, licensed hereunder. Licensee shall immediately provide Licensor with all written documentation requested by Licensor, substantiating such payments including official governmental receipts. Payment by the Licensee of the foregoing shall in no way diminish the license fees due Licensor hereunder. To the extent that payment of any of the foregoing is made by Licensor, Licensee shall reimburse Licensor on demand, and upon the failure of Licensee to so reimburse Licensor, Licensor shall have all the remedies herein for the collection of unpaid license fees, as well as all other remedies provided by law.

     9. WARRANTY AND INDEMNITY. Licensor represents and warrants that it has the right to grant this license for the telecasting of the pictures herein specified, including the sound tracks forming a part thereof, and that such use of by Licensee will not violate the right of others. Licensor agrees to indemnify and hold Licensee, its officers, employees, successors and assigns free and harmless from any and all claims, damages, liabilities, costs or expenses, including reasonable attorney's fees and expenses, incurred by Licensee by reason of the breach



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of the foregoing warranty, provided, however, Licensor shall not be liable for loss of profits or consequential damages. Licensor agrees to defend at its own expense any action or proceedings arising out of an alleged breach of the foregoing, warranty, provided, however, that Licensee notifies Licensor promptly of any such claim or of the commencement of any such action or proceedings, delegates complete and sole authority to Licensor to defend or settle same, and cooperates fully with Licensor in the defense thereof. Licensee represents and warrants that it has the right to enter into this Agreement and to fully perform its obligations hereunder that it will not permit the transmission of the pictures other than as specified herein, or after the expiring or earlier termination of this Agreement. Licensee agrees to indemnify, defend and hold Licensor, its officers, employees, successors and assigns, free and harmless from any all claims, damages, liabilities, costs or expenses, including reasonable attorney's fees and expenses arising out of or in connection with the use by Licensee, its successors, assigns and sublicensees of the prints or pictures hereunder, or arising out of or by reason of any breach of warranty, undertaking, representation or agreement made or entered into herein or Licensee's part.

     10. MUSIC PERFORMANCE RIGHTS. Licensor warrants that the small performance rights in and to the music contained in each Picture are either (a) controlled by and available for license from ASCAP, BMI or other similar music performance rights society or (b) in the public domain, or (c) controlled by Licensor and granted to Licensee solely to the extent necessary to permit Licensee's use of said prints hereunder. Licensor does not represent or warrant that Licensee may exercise the performing rights to said material without the payment of a performing rights royalty or license fee. Licensee shall, at it sole cost and expense, secure all small performance rights licenses necessary for the telecast of the musical compositions contained in each print and shall hold harmless Licensor from any liability or damage arising from Licensee's failure to do so.

     11.  WITHDRAWAL AND ADJUSTMENT.

          (a) Licensor may, in its absolute discretion,withdraw any licensed picture if Licensor determines that the telecasting thereof would or might (i) infringe upon the rights of others; (ii) violate any law, court order, government regulation or other ruling of any governmental agency; (iii) interfere with the actual or contemplated use of the licensed picture or the material, or rights contained therein for any purpose other than the telecasting of the picture in Licensee's basic area; or (iv) subject Licensor to any liability.

          (b) If Licensor elects to withdraw any picture as set forth in the preceding subparagraph (a) of this paragraph 11, before its initial telecast, or if the Picture is not acquired or produced by Licensor or if Licensor does not control distribution rights, then Licensor shall have the right,in its sole discretion, either to deliver to Licensee another picture of comparable quality (which picture shall be deemed to replace the picture withdrawn) or may reduce the number of pictures to be delivered and paid for hereunder by one and Licensee shall be given a refund or credit, at Licensor's election, of such license fee for such picture.

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     12.  BANKRUPTCY AND DEFAULT. If Licensee becomes insolvent or bankrupt or makes an assignment for benefit of creditors, or if any property of Licensee is attached and if such attachment is not released within ten (10) days after the date of attachment, or if a receiver, liquidator, or trustee is appointed for any of Licensee's property, or if Licensee breaches any of the material terms or provisions of this Agreement, Licensor in addition to any and all other rights it may have under this Agreement or in law or in equity, may at its option, from time to time during such occurrence, do any one or more of the following: suspend delivery or telecasting by Licensee of one or more pictures hereunder until default is ended or remedied, terminate this Agreement, or declare the Agreement breached and declare all unpaid amounts payable to Licensor hereunder immediately due and specifically, if Licensee shall fail to make the payments to Licensor on a timely basis as provided in this Agreement, Licensor shall have the right but not the obligation to declare Licensee in default and thereby either to suspend the rights herein granted until the default is ended or to terminate this Agreement without foregoing any of Licensor's rights to recover damages deriving from Licensee's default. Licensee shall immediately return all materials to Licensor.

A default by Licensee under this Agreement shall be deemed a default under any and all other licenses granted by Licensor to Licensee and shall entitle Licensor to terminate any and all such other licenses and to declare any then unpaid balance of license fees thereunder immediately due and payable.

License acknowledges that the terms hereof and the industry custom of licensing pictures substantially in advance of the scheduled telecast dates have the effect of rendering the pictures hereunder unmarketable in the area covered by this Agreement during any period which includes the period of this license or any part thereof. Licensee also acknowledges that, by reason of the foregoing, no method exists for accurate measurement of damages for any breach of Licensee's agreement to pay Licensor as provided in this Agreement. It is therefore agreed that, in addition to all other remedies available at law, in equity, or under the other provisions of this Agreement, Licensor shall be entitled (upon breach by Licensee of such agreement to pay Licensor) to recover from Licensee, as liquidated damages, the total unpaid license fees for all telecasts authorized hereunder, whether or not such telecasts actually occur, and in addition, reasonable attorney's fees and expenses or collection agency fees and expenses of any attorney or collection agency is retained by Licensor at any time to enforce the provisions hereof, plus such other amounts as may be due hereunder.

If Licensor elects or becomes obligated to make payments in place of Licensee of if Licensor incurs any expenses for legal services, court costs, and associated expenses because of any breach by Licensee, the sum or sums so paid by Licensor and the amount of such fees, costs and associated expenses shall be payable forthwith from Licensee to Licensor, together with interest thereon at the rate of one and one-half percent (1.5%) per month. If Licensee fails to pay the license fees herein provided at the times due in the amounts set forth herein, the sums unpaid shall bear interest at the rate of one and one-half percent (1.5%) per month from the due date thereof until paid. Any payment not made within thirty (30) days after its due date shall bear interest at the rate of one and one-half percent (1.5%) per month computed from the original due

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date until paid; however, if said rate is in excess of the maximum permitted under the laws of the jurisdiction where the debt accrues, then in such event the rate of interest shall be the maximum permitted by law. Acceptance of any payment by Licensor after its due date shall not constitute a waiver by Licensor of any of the rights hereunder.

         13. EARLY EXPIRATION OF TERM. Notwithstanding anything contained herein to the contrary, if Licensee releases any one or more of the pictures the number of times permitted hereunder prior to the expiration of the term specified herein, this license shall be deemed terminated with respect to each such picture as of the date upon which the last permitted run is made.

         14. ASSIGNMENT. Licensor reserves the right to hypothecate pledge or discount this Agreement and to obtain loans from a bank or other lenders by the assignment as security. The Licensee recognizes that this Agreement may be exhibited and or assigned to such bank or other lenders which may thereby be induced to enter into substantial commitments in reliance thereon. The Licensee agrees that in the event of receipt of written notice of assignment by Licensor, monies due to Licensor shall be paid to any bona fide third party assignee in accordance with such instructions without offset, deductions, counter-claim, or other credits which the Licensee may have or claim to have against Licensor. Licensor may freely assign this Agreement to its successor or successors or to any of its associated, affiliated and subsidiary companies. This Agreement may not be assigned by Licensee, either voluntarily or by operation of law, without the prior written consent of Licensor. Any such assignment, if consented to by Licensor, shall not relieve Licensee of its obligations hereunder.

         15. GENERAL.

                  (a) Licensee acknowledges that telecasts or releases of the licensed pictures originating outside its basic territory may be received by television sets located within such basic territory and Licensee agrees that such reception shall not constitute a breach of this Agreement by Licensor.

                  (b) Subject to the provisions of Paragraph 14 hereof, this Agreement and all of its terms, conditions and other provisions and all rights herein shall inure to the benefit of and shall be binding upon the parties hereto and to their respective successors and assigns.

                  (c) The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any paragraph of this Agreement or of the Agreement itself.

                  (d) Time is of the essence in the performances by Licensee of its obligations for payment hereunder.

                  (e) A waiver by either party of any of the terms or conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or

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condition for the future, or of any subsequent breach thereof. All remedies, rights undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation to any other remedy, right, undertaking, obligation or agreement of either party.

                  (f) All notices, statements, and other documents required to be given hereunder shall be given in writing either by personal delivery, by mail, or telegraph (except as herein otherwise expressly provided) to the persons and at the addresses set forth in Schedule "A" hereto, or to such other persons and addresses as may be designated in writing by either party. Notice given by mail or by telegraph shall be deemed given on the date of mailing thereof or of delivery of such telegram to a telegraph office, charges prepaid or to be billed.

                  (g) This Agreement shall be deemed made in, and shall be construed and interpreted in accordance with the laws of, the State of New York pertaining to contracts entirely made and to be performed therein. In the event of any disagreement between the parties which cannot be settled by mutual agreement, the parties agree that the federal or state courts sitting in the City, State and County of New York (and courts with appellate jurisdiction therefrom) shall have exclusive jurisdiction over such dispute and the resolution thereof, and the parties agree that jurisdiction and venue in such courts in appropriate, and that any process in connection therewith may be served in the manner provided hereinabove for notices to the parties.

                  (h) All rights not specifically granted herein to the Licensee are reserved for Licensor's use and disposition without any limitations whatsoever, regardless of the extent to which the same are competitive with Licensee or the license granted hereunder.

                  (i) This Agreement constitutes the entire agreement between Licensee and Licensor with respect to the subject matter hereof and may not be changed, modified, amended, or terminated except by operation of law or by a writing signed by the parties hereto.

                  (j) In the event of any conflict between any provision of this Agreement and any material law, rule or regulation, this Agreement shall be deemed modified to the minimum extent necessary to remove such conflict.


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